Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”), effective as of the Effective Date (as defined below in Section 5(f)), is made and entered into by and between Kite Realty Group Trust, a Maryland real estate investment trust (together with its subsidiaries and affiliates, the “Company”), and Daniel R. Sink (“Executive”).
WHEREAS, the Company and Executive entered into that certain Executive Employment Agreement, dated as of July 28, 2014 and as amended (the “Employment Agreement”);
WHEREAS, on April 17, 2018, Executive notified the Company of his intention not to renew his Employment Agreement upon its expiration on June 30, 2018; and
WHEREAS, the parties have come to an agreement regarding the conclusion of Executive’s employment with the Company after long and dedicated service.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
1.Resignation from Employment. Executive acknowledges and agrees that his employment with the Company will end, as a result of his resignation, effective as of June 30, 2018 (the “Separation Date”). Within ten (10) days following the Separation Date, Executive will receive Executive’s final paycheck, which will include all earned but unpaid base salary and accrued but unused paid time off through the Separation Date, and any other amounts that constitute the “Compensation Accrued at Termination” under the terms of the Employment Agreement. As of the Separation Date, Executive shall not be eligible to participate in, or be covered by, any employee benefit plan or program offered by or through the Company and shall not receive any benefits or payments from the Company, except as otherwise provided in this Agreement, under the terms of applicable Company-sponsored benefit plans, or by applicable law. In addition to his obligations under Section 8.4 of the Employment Agreement, Executive agrees to assist the Company with transition of his responsibilities including with reasonable post-employment requests.

2.Resignation from Offices Held. Pursuant to Section 1.1(e) of the Employment Agreement, Executive hereby resigns, effective as of the Separation Date, all of Executive’s offices, directorships, appointments, and other positions Executive holds with the Company.

3.Consideration.
a.If Executive executes this Agreement, does not revoke it, and fully abides by its terms, in consideration for the terms of this Agreement, the Company will (i) as of the Effective Date (as defined below in Section 5(f)), fully accelerate the vesting of all of Executive’s then-outstanding equity or equity-based awards that are subject only to time-vesting based on continued service, including without limitation Executive’s then-outstanding, unvested restricted shares of the Company’s common stock and unvested LTIP units with respect to the Company’s operating partnership (set forth on Exhibit A attached hereto), (ii) as of the Separation Date, waive all no-sell restrictions applicable to shares of the Company’s common stock (including common stock issued upon conversion of LTIP units) then-held by Executive, and (iii) as of the next regularly-scheduled payroll date on or following the Effective Date, pay Executive a lump sum cash payment of $161,250

(less applicable taxes and withholdings), which amount is equivalent to 50% of Executive’s 2018 target cash bonus opportunity (together, the “Separation Benefits”).

b.Executive acknowledges and agrees that (i) the Separation Benefits are in excess of any amounts otherwise due to Executive from the Company, (ii) Executive is not entitled to receive any of the severance payments, benefit continuation, or accelerated vesting set forth in the Employment Agreement, (iii) as of the Separation Date, all of Executive’s then-outstanding equity or equity-based awards that are subject to cancellation in the event that stated performance objectives are not satisfied, including without limitation Executive’s then-outstanding unearned performance share units with respect to the Company’s common stock and unearned LTIP units with respect to the Company’s operating partnership under the Company’s 2016 Outperformance Plan, will automatically terminate and be forfeited, and (iv) other than as expressly set forth in this Agreement, Executive is not entitled to and will not seek any further consideration for his employment or termination of employment with the Company, including but not limited to, any other wages or base compensation, bonus compensation of any kind, notice payment, equity or equity-based compensation, severance, vacation pay, sick pay, expense reimbursements (other than those approved pursuant to standard Company policy), or other benefits (except for fully vested and non-forfeitable rights under Company-sponsored benefit plans, which are not affected by this Agreement, but which are subject to the terms and conditions of such benefit plans).

c.All payments to be made to Executive under this Agreement, or otherwise by the Company, shall be subject to withholding to satisfy required withholding taxes and other required deductions.

4.Restrictive Covenants. Executive acknowledges and agrees that, except as modified in this Agreement, Section 8.1 (Confidential Information), Section 8.2 (Noncompetition), Section 8.3 (Non-Solicitation), Section 8.4 (Cooperation with Regard to Litigation), Section 8.5 (Non-Disparagement), Section 8.7 (Remedies), Section 9 (Governing Law, Disputes, and Arbitration), Section 10 (Miscellaneous), and Section 11 (Section 409A Savings Provisions) of the Employment Agreement shall survive termination of the Employment Agreement and Executive’s termination of employment. Such provisions of the Employment Agreement are incorporated herein. Where there is a conflict between such provisions and this Agreement, this Agreement shall prevail. The Company hereby acknowledges that Executive has informed the Company that he intends to become engaged as an employee, principal and/or partner of BKD, a public accounting firm. As such, notwithstanding anything to the contrary contained in the Employment Agreement, the Company hereby agrees that the Employment Agreement permits, and if it does not permit is hereby modified to permit, Executive (as an employee, principal, or partner of BKD) to provide tax, consulting, financial and other services customarily provided by public accounting firms to any business engaged in real property development, construction, acquisition, ownership or operation, and that the provision of such services by Executive and BKD is not a violation of Section 8.2 (Noncompetition) of the Employment Agreement.

5.General Release. In consideration for the terms of this Agreement, Executive, on behalf of himself and his representatives, agents, heirs, executors, administrators, successors and assigns, hereby releases, remises and forever discharges the Company, its parents, subsidiaries, joint ventures, affiliates, divisions, predecessors, successors, assigns, and each of their respective directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers (whether past, present, or future), and all of their predecessors, successors, and assigns (all of the foregoing, collectively, the “Releasees”) from any and all claims, causes of action, covenants, contracts, agreements, promises, damages, disputes, demands, suits, and all other manner of actions whatsoever, in law or in equity, that Executive ever had, may have had, now has, or that Executive hereinafter can, shall or may have, whether known or unknown, asserted or unasserted, suspected or unsuspected, arising out of or in connection with any event, transaction, or matter occurring or existing on or before the date Executive executes this Agreement, including claims arising as a result of or related to Executive’s employment with the Company or the termination of that employment (the “Released Claims”). THIS IS A GENERAL RELEASE

a.Released Claims. The Released Claims released include, but are not limited to, any claims for monetary damages; any claims related to Executive’s employment with the Company or the termination thereof; any claims to severance or similar benefits (except as provided below in Section 5(c)); any claims to expenses, attorneys’ fees, or other indemnities; any claims to options or other interests in or securities of the Company; any claims based on any event, transaction, matter, actions, or failures to act that occurred or existed on or before the date Executive executes this Agreement; and any claims for other remedies or damages sought in any legal proceeding or charge filed with any court, federal, state, or local agency, arbitrator, or other adjudicator, either by Executive or by any person claiming to act on Executive’s behalf or in Executive’s interest. Executive understands that the Released Claims may have arisen under different federal, state, or local statutes, regulations, or common law doctrines. Executive hereby specifically, but without limitation, agrees to release all Releasees from any and all claims under each of the following laws:

i.Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which prohibit discrimination based on race, color, national origin, religion, or sex); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based on race or color); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. (which prohibits discrimination on the basis of age); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work); the Indiana Civil Rights Law, Ind. Code Ann. 22-9-1-0.1 et seq. (which prohibits discrimination based on race, color, national origin, ancestry, religion, sex, or disability); or any other federal, state, or local statute, regulation, common law doctrine, or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.

ii.Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988 (known as the WARN Act, which requires advance notice of certain workforce reductions); the Employee Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); the Indiana Wage Payment and Wage Claims Acts (which regulates wage and hour matters); and any other federal, state, or local statute, regulation, common law doctrine, or decision relating to employment, reemployment rights, leaves of absence, or any other aspect of employment.

iii.Other laws of general application, such as federal, state, or local laws enforcing express or implied employment agreements or other contracts or covenants, or addressing breaches of such agreements, contracts, or covenants; federal, state or local laws providing relief for alleged wrongful discharge or termination, physical or personal injury, emotional distress, fraud, intentional or negligent misrepresentation, defamation, invasion of privacy, violation of public policy or similar claims; common law claims under any tort, contract, or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law doctrine, or decision regulating or regarding employment.

b.Participation in Agency Proceedings. Nothing in this Agreement shall prevent Executive from filing a charge (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or other similar federal, state, or local agency, or from participating in any investigation or proceeding conducted by the EEOC, the NLRB, or similar federal, state, or local agencies. However, by entering into this Agreement, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB, or similar federal, state, or local agency proceeding, including any subsequent legal action. Notwithstanding the foregoing, nothing in this Agreement prohibits or restricts Executive (or Executive’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”), or any other securities regulatory agency or authority. Executive further understands that this Agreement does not limit Executive’s ability to communicate with any securities regulatory agency or authority or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority.

c.Claims Not Released. The Released Claims do not include claims by Executive for: (i) the Separation Benefits; (ii) his “Compensation Accrued at Termination” as defined in the Employment Agreement, including previously vested benefits under any Company-sponsored benefit plan; (iii) rights under Executive’s indemnification agreement with the Company, and (iv) any other rights that cannot by law be released by private agreement.

d.No Existing Claims or Assignment of Claims. Executive represents and warrants (i) that he has not previously filed or joined in any claims that are released in this Agreement, (ii) that he has not given or sold any portion of any claims released herein to anyone else, and (iii) that he will indemnify and hold harmless the Company and the Releasees from all liabilities, claims, demands, costs, expenses, and/or attorneys’ fees incurred as a result of any such prior assignment or transfer of claims released hereunder.

e.Defend Trade Secrets Act. Pursuant to 18 U.S.C. Section 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

f.Acknowledgements; Effective Date. Executive acknowledges and agrees that: (i) he is signing this Agreement knowingly and voluntarily of his own free will; (ii) he is hereby advised in writing to consult an attorney before signing this Agreement; (iii) he has been given at least twenty-one (21) calendar days to consider this Agreement, and any revisions thereto will not restart this period; and (iv) he may revoke this Agreement within seven (7) calendar days after signing it by submitting a written notice of revocation to the Company at Kite Realty Group Trust; 30 South Meridian Street; Suite 1100; Indianapolis, Indiana 46204; Attention: General Counsel. Executive understands that this Agreement is not effective or enforceable until after the seven (7)-day revocation period has expired without revocation (the “Effective

Date”) and that if he revokes this Agreement within the seven (7)-day revocation period, he will not receive the Separation Benefits.

g.Acknowledgement of Legal Effect of Release. BY SIGNING THIS AGREEMENT, EXECUTIVE UNDERSTANDS THAT HE IS WAIVING ALL RIGHTS HE MAY HAVE HAD TO PURSUE OR BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE COMPANY OR THE RELEASEES, INCLUDING, BUT NOT LIMITED TO, CLAIMS THAT IN ANY WAY ARISE FROM OR RELATE TO EXECUTIVE’S EMPLOYMENT OR THE TERMINATION OF THAT EMPLOYMENT, FOR ALL OF TIME UP TO AND INCLUDING THE DATE OF THE EXECUTION OF THIS AGREEMENT. EXECUTIVE FURTHER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE IS PROMISING NOT TO PURSUE OR BRING ANY SUCH LAWSUIT OR LEGAL CLAIM SEEKING MONETARY OR OTHER RELIEF.

6.No Admission. The parties agree that nothing contained in this Agreement will constitute or be treated as an admission of liability or wrongdoing by either of them.

7.General Provisions. Except as explicitly incorporated herein, this Agreement contains the entire understanding and agreement between the parties relating to the subject matter of this Agreement and supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof, including the Employment Agreement. This Agreement may not be altered or amended except by an instrument in writing signed by both parties. Executive has not relied upon any representation or statement outside this Agreement with regard to the subject matter, basis, or effect of this Agreement. This Agreement will be governed by, and construed in accordance with, the laws of the State of Indiana, excluding the choice of law rules thereof, and shall be subject to the arbitration provisions under the Employment Agreement. This Agreement will be binding upon and inure to the benefit of the parties and their respective representatives, successors, and permitted assigns. The Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any successor entity, and such rights may be enforced by any such successor. If any one or more of the provisions of this Agreement, or any part thereof, will be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by electronic (PDF) signature.

By signing below, EXECUTIVE represents and warrants that EXECUTIVE has full legal capacity to enter into this Agreement, EXECUTIVE has carefully read and understands this Agreement in its entirety, has had a full opportunity to review this Agreement with an attorney of EXECUTIVE’s choosing, and has executed this Agreement voluntarily, without duress, coercion, or undue influence.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have agreed to the terms and conditions of this Agreement as of the date set forth below.

KITE REALTY GROUP TRUST

By: __/s/ John A. Kite______________________    Date: _June 30, 2018_________
Name: John A. Kite
Title: Chairman & Chief Executive Officer

EXECUTIVE

_/s/ Daniel R. Sink__________________________    Date: _June 30, 2018 _________
Daniel R. Sink

Exhibit A

Dan Sink
Grant Date	Total Grant	Unvested (Assuming 6/30/18 Termination Date)	Vesting Period
2/24/14	10,472 RSAs (Granted as 41,890 RSAs)	2,094 RSAs	5-year (2/24/15, 2/24/16, 2/24/17, 2/24/18, 2/24/19)
3/25/14	15,000 RSAs (Granted as 60,000 RSAs)	3,000 RSAs	5-year (3/25/15, 3/25/16, 3/25/17, 3/25/18, 3/25/19)
7/2/14	36,644 LTIPs (Granted as 146,579 RSAs but converted into LTIPs in 2015)	9,161 LTIPs	4-year (7/2/15, 7/2/16, 7/2/17, 7/2/18)
3/4/15	5,270 RSAs	--	3-year (3/4/16, 3/4/17, 3/4/18)
3/4/15	6,419 RSAs	2,568 RSAs	5-year (3/4/16, 3/4/17, 3/4/18, 3/4/19, 3/4/20)
2/17/16	2,265 RSAs	755 RSAs	3-year (2/17/17, 2/17/18, 2/17/19)
2/17/16	8,157 LTIPs	4,894 LTIPs	5-year (2/17/17, 2/17/18, 2/17/19, 2/17/20, 2/17/21)
2/15/17	7,751 LTIPs	5,168 LTIPs	3-year (2/15/18, 2/15/19, 2/15/20)
2/23/18	14,893 LTIPs	14,893 LTIPs	3-year (2/22/19, 2/22/20, 2/22/21)